FEDERAL INDENTIFICATION
                                                      NO. ______04-2640942______


                        The Commonwealth of Massachusetts
------------
Examiner                      William Francis Galvin
                          Secretary of the Commonwealth
              One Ashburton Place, Boston, Massachusetts 02108-1512


                              ARTICLES OF AMENDMENT
                    (General Laws, Chapter 156B, Section 72)

------------
Name
Approved
             We, ________________W. Patrick Decker_______________, * President/

             and ________________Paul A. Lacy______________________,  *Clerk/

             of _______________Kronos Incorporated_____________________________,
                           (Exact name of corporation)

             located at ______400 Fifth Avenue, Waltham, MA 02154______________,
                       (Street address of corporation in Massachusetts)

           certify that these Articles of Amendment affecting articles numbered:

             _____________________________3____________________________________
                (Number those articles 1, 2, 3, 4, 5 and/or 6 being amended)

             of the Articles of Organization were duly adopted at a meeting held on January 30, 19 98, by vote of:

             7,017,025 shares of Common Stock of 8,207,008  shares outstanding,
             ---------           ------------    ----------
                                (type, class & series, if any)
C  ___
   ___       _________ shares of _________ of __________ shares outstanding, and
P  ___                          (type, class & series, if any)
   ___
M  ___       _________ shares of _________ of __________ shares outstanding,
   ___                          (type, class & series, if any)
R.A___
             1**being at least a majority of each type, class or series outstanding and entitled to vote thereon:/and of each type,class or series of stock whose rights are adversely affected thereby:


             *Delete the inapplicable words.   **Delete the inapplicable clause.
             1 For amendments adopted pursuant to Chapter 156B, Section 70.
             2 For amendments adopted pursuant to Chapter 156B, Section 71.
             Note:  If the space provided under any article or item on this form is insufficient, additions shall be set forth on one side only of separate 8 1/2 x 11 sheets of paper with a left margin of at least
             1 inch.  Additions to more than one article may be made on a
_______      single sheet so long as each article requiring each addition
P.C.         is clearly indicated.

To change the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total presently authorized is:

--------------------------------------------------------------------------------
WITHOUT PAR VALUE STOCKS                     WITH PAR VALUE STOCKS
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
TYPE       NUMBER OF SHARES      TYPE         NUMBER OF SHARES         PAR VALUE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Common:                          Common:      12,000,000               $  .01
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Preferred:                       Preferred:    1,000,000               $ 1.00
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


Change the total authorized to:

--------------------------------------------------------------------------------
WITHOUT PAR VALUE STOCKS                      WITH PAR VALUE STOCKS
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
TYPE       NUMBER OF SHARES       TYPE         NUMBER OF SHARES        PAR VALUE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Common:                           Common:      20,000,000              $  .01
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Preferred:                        Preferred:    1,000,000              $ 1.00
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

The foregoing amendment(s) will become effective when these Articles of Amendment are filed in accordance with General Laws, Chapter 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

Later effective date: ________________________________.


     SIGNED UNDER THE PENALTIES OF PERJURY, this 10th day of February , 19 98 ,
S/       W. Patrick Decker
___________________________________________________________________, *President/


S/       Paul Lacy
____________________________________________________________________,  *Clerk/.

*Delete the inapplicable words.

                             THE COMMONWEALTH OF MASSACHUSETTS

                                   ARTICLES OF AMENDMENT
                          (General Laws, Chapter 156B, Section 72)


                 ===============================================================

                 I hereby approve the within Articles of Amendment and, the filing fee in amount of $ 8,000.00 having been paid, said articles are deemed to have been filed with me this 20th day of February__ 19 98.


                 Effective date: _____________________________________________



                            S/William Francis Galvin

                             WILLIAM FRANCIS GALVIN
                          Secretary of the Commonwealth






                         TO BE FILLED IN BY CORPORATION
                      Photocopy of document to be sent to:

                             Sally Wallace, Esq.___

                             Kronos Incorporated___

                              400 Fifth Avenue_____

                              Waltham, MA 02154____

                        The Commonwealth of Massachusetts

                             MICHAEL JOSEPH CONNOLLY
                               Secretary of State
                                                         Federal Identification
             ONE ASHBURTON PLACE, BOSTON, MASS. 02108    No. 04-2640942
                                                         --------------
                        RESTATED ARTICLES OF ORGANIZATION

                     General Laws, Chapter 156B, Section 74


     This certificate must be submitted to the Secretary of the Commonwealth within sixty days after the date of the vote of stockholders adopting the restated articles or organization. The fee for filing this certificate is prescribed by General Laws, Chapter 156B, Section 114. Make check payable to the Commonwealth of Massachusetts.
                                 ----------

We,      Mark S. Ain                                           , President/and
         Paul A. Lacy                                          , Clerk of

 . . . . . . . . . . . . . . Kronos Incorporated . . . . . . . . . . . . . . . .
                           (Name of Corporation)

located at . . . 62 Fourth Avenue, Waltham, MA  02154 . . . . . . . . . . . . .

do hereby certify that the following restatement of the articles of organization of the corporation was duly adopted at a meeting held on April 16,

1992, by vote of . . 1,127,890 . . shares of ..Common  Stock . . . . . . out of
                                              (Class of Stock)
1,234,798 . . shares outstanding, .20,152.. shares of . Series A. Preferred
                                                        (Class of Stock)
Stock . out of . 21,855 . shares outstanding, and  . . . . . . . shares of . . .

 . . . . . . .  out  of . . . . . . . . . . . . . . . . .  shares outstanding,

being at least two-thirds of each class of stock outstanding and entitled to vote and of each class or series of stock adversely affected thereby: -

         1. The name by which the corporation shall be known is: -

              Kronos Incorporated


         2. The purposes for which the corporation is formed are as follows: -

              See Page 2A attached hereto.



Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on separate 8 1/2 x 11 sheets of paper leaving a left hand margin of at least 1 inch for binding. Additions to more than one article may be continued on a single sheet so long as each article requiring each such addition is clearly indicated.

         3. The total number of shares and the par value, if any, of each class of stock which the corporation is authorized to issue is as follows:

                     WITHOUT PAR                        WITH PAR VALUE
                     -----------                        --------------
CLASS OF STOCK       NUMBER OF SHARES        NUMBER OF SHARES       PAR VALUE
--------------       ----------------        ----------------       ---------

Preferred                                        1,000,000              $1.00

Common                                          12,000,000              $ .01


     *4. If more than one class is authorized, a description of each of the different classes of stock with, if any, the preferences, voting powers, qualifications, special or relative rights or privileges as to each class thereof and any series now established:

              See Pages 4A through 4M attached hereto.




     *5. The restrictions, if any, imposed by the articles of organization upon the transfer of shares of stock of any class are as follows:

              None




     *6. Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

              See Pages 6A through 6G attached hereto.






*If there are no such provisions, state "None".

Article 2
---------
Purposes

         (a) to develop, manufacture and market electrical, electronic and mechanical products of any kind, and to conduct research in connection with any of the foregoing.

         (b) to carry on any manufacturing, mercantile, selling, management, service or other business, operation or activity which may be lawfully carried on by a corporation organized under the Business Corporation Law of The Commonwealth of Massachusetts, whether or not related to those referred to in the foregoing paragraph.




                                      -2A-

                              Continuation Sheet 4A
                              ---------------------

                                    ARTICLE 4

                      PROVISIONS RELATING TO CAPITAL STOCK

         The capital stock of the Corporation shall consist of (i) 12,000,000 shares of Common Stock, $.01 par value per share and (ii) 1,000,000 shares of preferred stock, $1.00 par value per share, issuable in one or more series (the "Series Preferred Stock"), of which 21,855 shares shall be designated Series A Cumulative Convertible Preferred Stock (the "Series A Preferred").

SERIES PREFERRED STOCK AND COMMON STOCK
---------------------------------------

         1. The shares of Series Preferred Stock may be issued from time to time in one or more series. To the extent not inconsistent with the other provisions of this Article 4, the Board of Directors is authorized to establish and designate the different series, and to fix and determine the variations and the relative rights and preferences among the different series, provided that all shares of Series Preferred Stock shall be identical except for variations so fixed and determined among the different series to the extent permitted by Massachusetts General Laws, Chapter 156B, Section 26 and any successor to that Section.

         2. The preferences, voting powers, qualifications, special or relative rights or privileges of the Common Stock, the Series Preferred Stock and the Series A Preferred are as follows:

                  (a) Liquidation Preference. Upon any liquidation, dissolution or winding up of this Corporation, whether voluntary or involuntary and after provision for the payment of creditors, the holders of each series of Series Preferred Stock shall be entitled, before any distribution or payment is made upon any shares of Common Stock, to be paid the amount fixed and determined by the Board of Directors for such series plus (except as otherwise provided for any series of Series Preferred Stock) an amount equal to dividends accrued to the date of payment, and to no further payment. Except as otherwise provided for any series of Series Preferred Stock, in the event that the assets of this Corporation available for distribution to holders of Series Preferred Stock shall be insufficient to permit payment to such holders of such amounts, then all the assets of the Corporation then remaining shall be distributed among the series of Series Preferred Stock ratably on the basis of the relative aggregate liquidation preferences of each series and,

                                                       -4A-
         within each such series, ratably among the holders of the shares of such series. The aggregate amount of payments to be made to holders of Series Preferred Stock upon any liquidation, dissolution or winding up of this Corporation may be fixed at any amount up to the full amount legally available for distribution to stockholders. After payment in full has been made to all holders of Series Preferred Stock, then, and only then, the remaining assets of this Corporation may be distributed to the holders of Common Stock. The holders of any series of Series Preferred Stock shall be entitled to participate in any such distribution to holders of Common Stock to the extent, if any, specified for such series by the Board of Directors. Except as otherwise provided for any series of Series Preferred Stock, neither the purchase or redemption by this Corporation of shares of any class or series of its capital stock in any manner permitted by the Restated Articles of Organization, nor the merger or consolidation of this Corporation with or into any other corporation or corporations, nor the sale or transfer by this Corporation of all or any part of its assets, shall be deemed to be a liquidation, dissolution or winding up of this Corporation for the purposes of this Article 4.

                  (b) Dividend Preference. Holders of Series Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the purpose, dividends at such annual rate or rates, and no more, as are fixed for each series of Series Preferred Stock by the Board of Directors, payable in cash or in property or in shares of any series of Series Preferred Stock, or in Common Stock, or in any combination thereof. Holders of Series Preferred Stock may receive in the aggregate dividends equal to the full amount of funds legally available for the payment of dividends. Except as otherwise provided for any series of Series Preferred Stock, until all accrued dividends, if any, on all shares of Series Preferred Stock shall have been declared and set apart for payment, no dividend or distribution shall be made to holders of Common Stock, other than a dividend payable in Common Stock of this Corporation, nor shall any shares of Common Stock be repurchased, redeemed or otherwise retired. The holders of any series of Series Preferred Stock shall be entitled to participate in any dividend or distribution to holders of Common Stock to the extent, if any, specified for such series by the Board of Directors.

                  (c) Voting Powers and Qualifications. Each share of Common Stock shall entitle the holder thereof to one vote on all matters presented to stockholders. The holders of Series Preferred Stock shall be entitled to vote separately as a class, or in combination with the holders

                                                       -4B-
         of Common Stock as a single class, to the extent (if any), and in regard to such matters and transactions (if any), as the Board of Directors may specify in establishing any such series or as may be otherwise required by law. Matters and transactions as to which the Board of Directors, in establishing any series, may specify a separate class vote of holders of Series Preferred Stock or any series thereof may include, without limitation, the election of a specified number or percentage of the directors, changes in this Corporation's authorized capital stock, amendments to this Corporation's Restated Articles of Organization or By-laws, mergers, a sale of substantially all of the assets of this Corporation, and dissolution of this Corporation. The Board of Directors may specify the percentage of votes required to approve any matter or transaction requiring a separate vote of the Series Preferred Stock or any series thereof. As to matters and transactions as to which the Series Preferred Stock is entitled to vote in combination with holders of Common Stock as a single class, the Board of Directors, in establishing any such series, may specify that the voting power of each share of such series may be greater or less than the voting power of each share of Common Stock, provided that Series Preferred Stock shall have no more than ten votes per share, or such greater number as is equivalent to the number of shares of Common Stock into which such shares of Series Preferred Stock are convertible.

                  (d)  Additional  Special  or  Relative  Rights or  Privileges.
         Holders of any series of Series Preferred Stock shall enjoy such additional special or relative rights or privileges vis-a-vis the holders of Common Stock as the Board of Directors (subject to the limitations imposed by this Article 4) may specify in the votes creating such series, including, without limitation, rights of redemption, sinking or purchase fund provisions and conversion rights.

         (e) Series A Preferred. The rights, preferences, privileges and restrictions granted to or imposed on the Series A Preferred and the Common Stock or the holders thereof are as follows:

         1.       Dividends.

                  1.1. The holders of the Series A Preferred shall be entitled to receive, out of funds legally available therefor, dividends at the rate of $2.025 per share per annum, payable quarterly beginning on June 30, 1988 and in preference and priority to any payment of any dividend on any class of stock or series thereof of the Corporation

                                                       -4C-
         for such year. The right to such dividends on the Series A Preferred shall accrue and cumulate on the books of this Corporation as an obligation of the Corporation on a quarterly basis, whether or not declared, beginning on July 31, 1987, provided, however, that if the Series A Preferred is automatically converted pursuant to Section 4.2 hereof on or prior to July 1, 1988, the holders of the Series A Preferred shall not be entitled to receive any dividends which, on or prior to such date, have accrued pursuant to this section.

                  No dividend shall be paid on any class of stock or series thereof in any year, other than dividends payable solely in Common Stock, until all accrued dividends have been declared and paid on the Series A Preferred.

                  1.2. Increase in Dividend. If the Corporation shall fail to pay any dividend when due in accordance with this Section 1 or if the Corporation shall fail to make a mandatory redemption of the Series A Preferred in accordance with Section 7 hereof, then the rate at which dividends are payable, and, if dividends are not paid, the rate at which they accrue and cumulate, shall be increased by $0.1125 per share for each quarter that such dividend shall remain unpaid or that such mandatory redemption shall not be made, and shall be increased by $0.05625 for each successive quarter; provided that the maximum dividend payable in any quarter shall not exceed $0.8375 per share.

         2.       Liquidation Preference.

                  2.1. In the event of any liquidation, dissolution, or winding up of the Corporation, either voluntary or involuntary, distributions to the stockholders of the Corporation shall be made in the following manner: The holders of the Series A Preferred shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of any class of stock or series thereof of the Corporation by reason of their ownership of such stock, the amount of $22.50 per share for each share of Series A Preferred then held by them, and, in addition, an amount equal to all accrued but unpaid dividends on the Series A Preferred held by them. If the assets and funds thus distributed among the holders of the Series A Preferred shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then the entire assets and funds of the Corporation so distributed shall be distributed ratably among the holders of the Series A Preferred in proportion to the aggregate preferential amount of all shares of Series A Preferred then held by them bears to the aggregate preferential
                                                       -4D-
         amount of all shares of Series A Preferred outstanding as of the date of the distribution upon the occurrence of such event. After payment has been made to the holders of the Series A Preferred of the full amounts to which they shall be entitled as aforesaid, the holders of the Common Stock shall be entitled to share ratably in the remaining assets, based on the number of shares of Common Stock held by each of them.

         3. Voting Rights. The holder of each share of Series A Preferred issued and outstanding shall be entitled to the number of votes per share as shall equal the number of shares of Common Stock into which each share of Series A Preferred is then convertible, and the holders of Series A Preferred shall be entitled to vote on all matters as to which the holders of Common Stock shall be entitled to vote, voting together with the holders of Common Stock as a single class. The holder of each share of Common Stock issued and outstanding shall be entitled to one vote per share of such Common Stock.

         4. Conversion. The holders of the Series A Preferred have conversion rights as follows (the "Conversion Rights"):

                  4.1. Right of Conversion. Each share of Series A Preferred shall be convertible (at the option of the holder thereof) at any time after the date of issuance at the office of the Corporation or any transfer agent for the Series A Preferred into the number of shares of the Common Stock of the Company obtained by dividing $22.50 by the conversion price in effect at the time of conversion, determined as hereinafter provided (the "Conversion Price"). The initial Conversion Price shall be $22.50 per share. All calculations under this Section 4 shall be made to the nearest cent.

                  4.2. Automatic Conversion. Each share of Series A Preferred shall automatically be converted into shares of Common Stock at the then effective Conversion Price, at the option of the Corporation, upon the closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation to the public generally at a price per share (prior to underwriting commissions and offering expenses) of not less than $35 per share (appropriately adjusted for any recapitalizations, stock splits, stock combinations and stock dividends) in which the aggregate proceeds received by the Corporation (after underwriting discounts and commissions) equal or exceed $7,500,000. In the event of such automatic conversion of the Series A Preferred, such conversion shall not be
                                                       -4E-
         deemed to have occurred until the person(s) entitled to receive the Common Stock issuable upon such conversion of Series A Preferred has received from the Corporation all accrued and unpaid dividends owed on such person's Series A Preferred.

                  4.3. Mechanics of Conversion. No fractional shares of Common Stock shall be issued upon conversion of Series A Preferred. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price. Before any holder of Series A Preferred shall be entitled to convert the same into full shares of Common Stock and to receive certificates therefor, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series A Preferred, and shall give written notice to the Corporation at such office that he elects to convert the same; provided, however, that in the event of an automatic conversion pursuant to Section 4.2, the outstanding shares of Series A Preferred shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent, and provided further that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such automatic conversion unless the certificates evidencing such shares of Series A Preferred are either delivered to the Corporation or its transfer agent as provided above, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates provided that nothing contained herein shall require the holder to provide a surety or indemnity bond where the Common Stock issued is registered in the same name as the Series A Preferred surrendered for conversion. The Corporation shall, as soon as practicable after such delivery, or such agreement of indemnification in the case of a lost certificate, but in no event later than ten (10) business days after such delivery or agreement of indemnification, issue and deliver at such office to such holder of Series A Preferred, a certificate or certificates for the number of shares of Common Stock to which he shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common Stock plus all accrued and unpaid dividends on such holder's Series A Preferred. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of
                                                       -4F-
              such surrender of the shares of Series A Preferred to be converted, or in the case of automatic conversion on the date immediately prior to closing of the public offering (provided that all accrued and unpaid dividends have been paid prior to such date), and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

                  Upon conversion of only a portion of the number of shares covered by a certificate representing shares of Series A Preferred surrendered for conversion, the Corporation shall issue and deliver to the holder of the certificate so surrendered for conversion, at the expense of the Corporation, a new certificate covering the number of shares of Series A Preferred representing the unconverted portion of the certificate so surrendered.

                  4.4. Adjustment of Conversion Price for Subdivisions, Combinations, or Consolidation of Common Stock. In the event the outstanding shares of Common Stock shall be subdivided (by stock split, or otherwise) into a greater number of shares of Common Stock, the Conversion Price then in effect shall, concurrently with the effectiveness of such subdivision, be proportionately decreased. In the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Conversion Price then in effect shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

                  4.5. Recapitalizations. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger, consolidation or sale of assets transaction provided for elsewhere herein), provision shall be made so that the holders of the Series A Preferred shall thereafter be entitled to receive upon conversion of the Series A Preferred the number of shares of stock or other securities or property of the Company or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of the Series A Preferred after the recapitalization to the end that the provisions of this Section 4 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Series A Preferred) shall be applicable after that event in as nearly an equivalent manner as may be practicable.
                                                       -4G-

                  4.6. No Impairment. The Company will not, by amendment of its Articles of Organization or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series A Preferred against impairment.

                  4.7. Reservation of Shares. The Company agrees that, so long as any share of Series A Preferred shall remain outstanding, the Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized capital stock, for the purpose of issue upon conversion of the Series A Preferred, the full number of shares of Common Stock then issuable upon exercise of all outstanding shares of Series A Preferred.

                  4.8. Validity of Shares. The Company agrees that it will from time to time take all such actions as may be requisite to assure that all shares of Common Stock which may be issued upon conversion of any share of the Series A Preferred will, upon issuance, be validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof; and, without limiting the generality of the foregoing, the Company agrees that it will from time to time take all such action as may be requisite to assure that the par value per share, if any, of the Common Stock is at all times equal to or less than the then current Conversion Price of the Series A Preferred.

                  4.9. Notice of Adjustment. Upon each adjustment of the Conversion Price, the Company shall give prompt written notice thereof addressed to the registered holder of each share of the Series A Preferred at the address of such holder as shown on the records of the Company, which notice shall state the Conversion Price resulting from such adjustment and the increase or decrease, if any, in the number of shares issuable upon the conversion of his shares of Series A Preferred, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

                  4.10. Notice of Capital Changes.  If at any time:

                        (a) the Company shall declare any dividend or
                  distribution  payable to the holders of its Common Stock;

                                      -4H-

                           (b) the Company shall offer for subscription pro rata
                  to the holders of Common Stock any additional shares of stock of any class or other rights;

                           (c) there shall be any proposed capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation or business organization; or

                           (d)  there  shall  be  a  voluntary  or   involuntary
                  dissolution, liquidation or winding up of the Company;

         then, in any one or more of said cases, the Company shall give the registered holders of the Series A Preferred written notice, by registered or certified mail, of the date on which a record shall be taken for such dividend, distribution or subscription rights or for determining stockholders entitled to vote upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up and of the date when any such transaction shall take place, as the case may be. Such notice shall also specify the date as of which the holders of Common Stock of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding up, as the case may be. Such written notice shall be given at least 20 days prior to the transaction in question and not less than 10 days prior to the record date with respect thereto.

                  4.11. Taxes. The Company will pay all taxes and other governmental charges that may be imposed in respect of the issue or delivery of shares of the Series A Preferred or Common Stock upon conversion of the Series A Preferred.

         5. Status of Converted Stock. In case any shares of any series of Series A Preferred shall be converted pursuant to Section 4 hereof, the shares so converted shall be restored to authorized and undesignated, but unissued shares of Series Preferred Stock of the Company.

         6.       Optional Redemption.

                          (a)  The Corporation may, at any time, redeem

                                                       -4I-
                  any or all shares of the Series A Preferred on a pro rata basis. If the Corporation so elects it shall issue a Notice of Redemption (the "Redemption Notice") to the holders of record of the Series A Preferred. The Redemption Notice shall set forth the Redemption Date, which shall be at least thirty (30) days after the date of the Notice of Redemption, the number of such holder's shares of Series A Preferred to be redeemed, and the applicable Redemption Amount. The Redemption Amount of the Series A Preferred shall be equal to the product of (a) the number of shares of Series A Preferred of the holder which are subject to redemption multiplied by the sum of (b) $27.00 plus
                  (c) the aggregate of all accrued and unpaid dividends per share but in no event shall the total of the Redemption Amounts paid to the holders of the Series A Preferred be less than $750,000. The Redemption Date shall be as specified in the Redemption Notice. The Redemption Amount shall be paid in a lump sum payment on the Redemption Date.

                           (b) The  Corporation  shall  deposit  the  Redemption
                  Amount in an escrow account with a state or national bank at least two (2) days prior to the Redemption Date and shall notify the holders of the Series A Preferred of such deposit immediately thereafter. Failure to make such deposit or notify the holders shall invalidate the Redemption Notice and no redemption under this Section 6 may be made until such failure is cured. The holders of the Series A Preferred shall have the right to convert their shares pursuant to Section 4 at any time prior to the Redemption Date.

                           (c) The Redemption Amount set forth in this Section 6
                  shall be subject to equitable adjustment whenever there shall occur a stock split, dividend, combination, reclassification or other similar event involving the Series A Preferred.

                           (d) Each holder of shares of Series A Preferred to be
                  redeemed shall surrender his or her certificate or certificates representing such shares to the Corporation at the place designated in the Redemption Notice, and thereupon the applicable Redemption Amount for such shares as set forth in this Section 6 shall be paid to the order of the person whose name appears on such certificate or certificates and each surrendered certificate shall be cancelled and retired.

                           (e) If any  shares  of  Series  A  Preferred  are not
                  redeemed solely because a holder fails to surrender
                                                       -4J-
                  the certificate or certificates representing such shares as required by Section 6(d) hereof, then, from and after the Redemption Date, and except for the right to receive payment under this Section 6, such shares of Series A Preferred thereupon subject to redemption shall not be entitled to any further right as Series A Preferred, including but not limited to the conversion provisions set forth in Section 4 hereof.

                           7.       Mandatory Redemption.

                           (a) On August 31, 1991 the  Corporation  shall redeem
                  fifty percent (50%) of all of the shares of the Series A Preferred then outstanding and on August 31, 1992 the Corporation shall redeem the balance of the shares of Series A Preferred (the date on which such shares are redeemed by the Corporation referred to herein as the "Mandatory Redemption Date"). The redemption price for each share of Series A Preferred redeemed pursuant to this Section 7 shall be $22.50 per share plus all accrued and unpaid dividends on such share, whether or not earned or declared, up to and including the date fixed for redemption (the "Redemption Price"). Each redemption of Series A Preferred shall be made so that the number of shares of Series A Preferred held by each registered owner shall be reduced in an amount which shall bear the same ratio to the total number of shares of the Series A Preferred being so redeemed as the number of shares of Series A Preferred then held by such registered owner bears to the aggregate number of shares of Series A Preferred then outstanding.

                           (b) The Redemption  Price set forth in this Section 7
                  shall be subject to equitable adjustment whenever there shall occur a stock split, dividend, combination, reclassification or other similar event involving the Series A Preferred.

                           (c) At least 45 days before any Mandatory  Redemption
                  Date pursuant to Section 7(a), written notice (hereinafter referred to as the "Mandatory Redemption Notice") shall be mailed, postage prepaid, to each holder of record of the Series A Preferred which is to be redeemed, at its address shown on the records of the Corporation; provided, however, that the holders of Series A Preferred shall have the right to covert their shares pursuant to Section 4 at any time prior to the Mandatory Redemption Date; provided, further, that the Corporation's failure to give such Mandatory Redemption Notice shall in no way affect its obligation to redeem the shares of Series A Preferred as provided in Section 7(a) hereof.
                                                       -4K-

                           (d) Each holder of shares of Series A Preferred to be
                  redeemed shall surrender his or her certificate or certificates representing such shares to the Corporation at the place designated in the Mandatory Redemption Notice, and thereupon the applicable Redemption Price for such shares as set forth in this Section 7 shall be paid to the order of the person whose name appears on such certificate or certificates and each surrendered certificate shall be cancelled and retired.

                           (e) If any  shares  of  Series  A  Preferred  are not
                  redeemed solely because a holder fails to surrender the certificate or certificates representing such shares pursuant to Section 7, then, from and after the Redemption Date, and except for the right to receive payment under this Section 7, such shares of Series A Preferred thereupon subject to redemption shall not be entitled to any further right as Series A Preferred, including but not limited to the conversion provisions set forth in Section 4 hereof.

8. Protective Provisions. The Corporation shall not, without the affirmative consent of the holders of shares representing at least 662/3% in voting power (90% in voting power with respect to Section 8(b) below) of the Series A
Preferred then outstanding, acting separately as one class, given by written consent or by vote at a meeting called for such purpose for which notice shall have been given to the holders of the Series A Preferred:

                  (a) in any manner authorize, create, or issue any class or series of capital stock (i) ranking, either as to payment of dividends, distribution of assets, or redemptions, prior to or on a parity with the Series A Preferred (other than the Series A Preferred itself), or
         (ii) that in any manner adversely affects the holders of Series A Preferred, or authorize, create, or issue any shares of any class or series or any bonds, debentures, notes, or other obligations convertible into or exchangeable for, or having optional rights to purchase, any shares having any such preference or priority or so adversely affecting the holders of Series A Preferred;

                  (b) in any manner alter or change the designations or the powers, preferences, or rights, or the qualifications, limitations, or restrictions of the Series A Preferred;

                  (c) reclassify the shares of Common Stock or any other shares of any class or series of capital stock hereafter created junior to the Series A Preferred into shares of any class or series of capital stock
         (i)

                                                       -4L-
         ranking, either as to payment of dividends, distribution of assets, or redemptions prior to or on a parity with the Series A Preferred, or
         (ii) that in any manner otherwise adversely affects the holders of Series A Preferred;

                  (d) sell or otherwise transfer all or substantially all of the Corporation's rights in its technology or intellectual property such that the Corporation no longer owns or has any right to such technology or intellectual property;

                  (e) merge or consolidate with or into, or permit any subsidiary to merge with or into, any other corporation or corporations, or other entity or entities (in which merger or consolidation the shareholders of the Corporation receive distributions of cash or securities of another issuer as a result of such merger or consolidation).









                                                       -4M-

Article 6____________________________
Other Lawful Provisions

         6.1 The Corporation may carry on any business, operation or activity referred to in Article 2 to the same extent as might an individual, whether as principal, agent, contractor or otherwise, and either alone or in conjunction or a joint venture or other arrangement with any corporation, association, trust, firm or individual.

         6.2 The Corporation may carry on any business, operation or activity through a wholly or partly owned subsidiary.

         6.3 The Corporation may be a partner in any business enterprise which it would have power to conduct by itself.

         6.4 The Board of Directors may make, amend or repeal the By-laws of the Corporation in whole or in part, except with respect to any provision thereof which by law or the By-laws requires action by the stockholders and subject to the right of the stockholders entitled to vote with respect thereto to amend or repeal By-laws made by the Board of Directors as provided for in these Restated Articles of Organization. The affirmative vote of two thirds of the total number of votes of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the adoption, amendment or repeal of By-laws by the stockholders of the Corporation. Subject to the provisions set forth herein, the Corporation reserves the right to amend, alter, repeal or rescind any provision contained in these Restated Articles of Organization in the manner now or hereafter prescribed by law.

         6.5 Meetings of the stockholders may be held anywhere in the United States.

         6.6 Except as otherwise provided by law, no stockholder shall have any right to examine any property or any books, accounts or other writings of the Corporation if there is reasonable ground for belief that such examination will for any reason be adverse to the interests of the Corporation, and a vote of the directors refusing permission to make such examination and setting forth that in the opinion of the directors such examination would be to the interests of the Corporation shall be prima facie evidence that such examination would be adverse to the interests of the Corporation. Every such examination shall be subject to such reasonable regulations as the directors may establish in regard thereto.

         6.7 The directors may specify the manner in which the accounts of the Corporation shall be kept and may determine what constitutes net earnings, profits and surplus, what amounts, if
                                                       -6A-
any, shall be reserved for any corporate purpose, and what amounts, if any, shall be declared as dividends. Unless the Board of Directors otherwise specifies, the excess of the consideration for any share of its capital stock with par value issued by it over such par value shall be surplus. The Board of Directors may allocate to capital stock less than all of the consideration for any share of its capital stock without par value issued by it, in which case the balance of such consideration shall be surplus. All surplus shall be available for any corporate purpose, including the payment of dividends.

         6.8 The purchase or other acquisition or retention by the Corporation of shares of its own capital stock shall not be deemed a reduction of its capital stock. Upon any reduction of capital or capital stock, no stockholder shall have any right to demand any distribution from the Corporation, except as and to the extent that the stockholders shall have provided at the time of authorizing such reduction.

         6.9 (a) A director who has a financial, family or other interest in a contract or other transaction may be counted for purposes of establishing the existence of a quorum at a meeting of the board of directors (or of a committee of the board of directors) at which action with respect to the transaction is taken and may vote to approve the transaction and any related matters.

                  (b) A contract or other transaction in which a director or officer has a financial, family or other interest shall not be void or voidable for that reason, if any one of the following is met:

                  (1) The material facts as to the director's or officer's interest are disclosed or are known to the board of directors or committee of the board of directors acting on the transaction, and the board or committee authorizes, approves or ratifies the transaction by the affirmative vote of a majority of the disinterested directors (or, if applicable, the sole disinterested director) on the board of directors or committee, as the case may be, even though the disinterested directors be less than a quorum; or

                  (2) The material facts as to the director's or officer's interest are disclosed or are known to the holders of the shares of the corporation's capital stock then entitled to vote for directors, and such holders, voting such shares as a single class, by a majority of the votes cast on the question, specifically authorize, approve or ratify the transaction; or

                  (3) The transaction was fair to the corporation as of the time it was entered into by the corporation.
                                                            -6B-

         A failure to meet any of the requirements in subparagraphs  (1), (2) or
(3) shall not create an inference that the transaction is void or voidable for that reason.

                  (c) The directors shall have the power to fix from time to time their own compensation.

         6.10 A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that exculpation from liability is not permitted under the Massachusetts Business Corporation Law as in effect at the time such liability is determined. No amendment or repeal of this paragraph 6.10 shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

         6.11 The Corporation shall have all powers granted to Corporations by the laws of The Commonwealth of Massachusetts, provided that no such power shall include any activity inconsistent with the Business Corporation Law or the general laws of said Commonwealth.

         6.12 Any action required or permitted to be taken at any meeting of the stockholders may be taken without a meeting if all stockholders entitled to vote on the matter consent to the action in writing and the written consents are filed with the records of the meetings of stockholders. Such consents shall be treated for all purposes as a vote at a meeting.

         6.13 In determining what he reasonably believes to be in the best interests of the Corporation in the performance of his duties as a director, a director may consider, both in the consideration of tender and exchange offers, mergers, consolidations and sales of all or substantially all of the Corporation's assets and otherwise, such factors as the Board of Directors determines to be relevant, including, without limitation:

                  (i) the long-term and short-term interests of the Corporation and its stockholders, including the possibility that these interests may be best served by the continued independence of the Corporation;

                  (ii) whether the proposed transaction might violate federal or state laws;

                  (iii) if applicable, not only the consideration being offered in a proposed transaction, in relation to the then current market price for the outstanding capital stock of the Corporation, but also to the market price for the capital stock

                                                       -6C-
of the Corporation over a period of years, the estimated price that might be achieved in a negotiated sale of the Corporation as a whole or in part or through orderly liquidation, the premiums over market price for the securities of other corporations in similar transactions, current political, economic and other factors bearing on securities prices and the Corporation's financial condition and future prospects; and

                  (iv) the interests of the Corporation's employees, suppliers, creditors and customers, the economy of the state, region and nation, and community and societal considerations.

In connection with any such evaluation, the Board of Directors is authorized to conduct such investigations and to engage in such legal proceedings as the Board of Directors may determine.

         6.14 Subject to the rights of the holders of shares of any class or series of Preferred Stock, the Board of Directors of the Corporation is authorized from time to time to enact by resolution, without additional authorization by the stockholders of the Corporation, By-laws of the
Corporation, in such form and with such additional terms as the Board of Directors may determine, with respect to the matters of corporate proceedings set forth below:

         (a) Regulation of the procedure for submitting nominations of persons to be elected directors, which shall be made only at a meeting of stockholders, including requirements that nominations of persons to be elected directors, other than nominations submitted on behalf of the incumbent Board of Directors, be (i) accompanied by a petition in support of such nominations signed by at least that number of holders of record of that percentage of shares of capital stock of the Corporation entitled to vote in the election of directors as are specified in such By-law (but a number of record holders not greater than 100 and a percentage of such shares not greater than 1%); and (ii) submitted to the clerk or other designated officer or agent of the Corporation at least that number of days before the meeting of the stockholders at which such election is to be held as is specified in such By-law (but not more than sixty days before such meeting). The presiding officer of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the provisions prescribed by this paragraph 6.14 or any By-law adopted pursuant hereto, and if he so determines, he shall so declare to the meeting, and the defective nomination shall be disregarded.

         (b) Regulation of business to be conducted at meetings of stockholders, including requirements that only such business shall be conducted and only such proposals shall be acted upon as are directed by the Board of Directors or as are made by a
                                                       -6D-
stockholder who has submitted notice thereof to the clerk or other designated officer or agent of the Corporation at least that number of days before the meeting of stockholders at which such proposal is to be made as is specified in such By-law (but not more than sixty days before such meeting) setting forth such proposal, the reasons therefor, the identity of the stockholder or stockholders making such proposal, the number of shares of capital stock which are beneficially owned by them and any financial interest of such stockholders in such proposal as specified in such By-law. The presiding officer of the meeting shall, if the facts warrant, determine and declare to the meeting that proposed business or a proposal was not made in accordance with the provisions prescribed by this paragraph 6.14 or any By-law adopted pursuant hereto, and if he so determines, he shall so declare to the meeting, and any such business shall not be transacted or any such proposal shall be disregarded.

         (c) Regulation of the order of business and conduct of stockholder meetings and the authority of the presiding officer and of the attendance at annual or special meetings of the stockholders of the Corporation, including the limitation of attendance through a ticket procedure pursuant to which persons who wish to attend such meetings would be required to provide written notice to the clerk or other designated officer or agent of the Corporation at least that number of days prior to the date of such meeting specified in such By-law (but not more than thirty days before such meeting) of their intent to attend in person, and the clerk or other designated officer or agent of the Corporation would issue a single admission ticket to each holder of shares of the stock of the Corporation entitled to vote at such meeting and to such other persons as the Board of Directors may direct, and admission to such meeting would be limited to holders of such tickets and officers and directors of, counsel to, and the auditors of, the Corporation and, to the extent authorized by the Board of Directors, the presiding officer at such meeting, employees or other agents of the Corporation. Application of any such By-law, if adopted, in any particular case would be permitted to be waived by the presiding officer at such meeting.

         In the event that any such By-law is adopted pursuant to this paragraph 6.14, such By-law may only be amended or repealed upon the affirmative vote of two thirds of the total number of votes then outstanding represented by shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, at any regular or special meeting of the stockholders, but only if notice of the proposed amendment or repeal was contained in the notice of such meeting.

         6.15(A) After the consummation of an initial public offering of the Corporation's common stock registered with the
                                                       -6E-

Securities and Exchange Commission (the "Public Offering Time"), the directors of the Corporation, subject to the rights of the holders of shares of any class or series of Preferred Stock, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as shall be provided in the By-laws of the Corporation, one class ("Class I") whose term expires at the first annual meeting of stockholders to be held after the Public Offering Time, and another class ("Class II") whose term expires at the second annual meeting of stockholders to be held after the Public Offering Time, and another class ("Class III") whose term expires at the third annual meeting of stockholders to be held after the Public Offering Time, with each class to hold office until its successors are elected and qualified. The classes shall be initially comprised of directors serving on the Board of Directors at the Public Offering Time, and the membership of each class shall be initially determined by the Board of Directors at such time. At each annual meeting of the stockholders of the Corporation after the Public Offering Time, the date of which shall be fixed by or pursuant to the By-laws of the Corporation, and subject to the rights of the holders of shares of any class or series of Preferred Stock, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. Any director elected to fill a newly created directorship or any vacancy on the Board of Directors resulting from any death, resignation, removal or other cause shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified.

         (B) After the Public Offering Time and subject to the rights of the holders of shares of any class or series of Preferred Stock, any director or directors may be removed from office at any time, but only for cause and only by the affirmative vote of 80% of the total number of votes of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class. Any vacancy in the Board of Directors resulting from any such removal may be filled by vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director, and any director so chosen shall hold office until the next election of the class for which such director shall have been chosen and until such director's successor shall be elected and qualified or until such director's earlier death, resignation or removal. For purposes of this subparagraph (B), "cause" shall mean the (1) conviction of a felony, (2) declaration of unsound mind by order of court, (3) gross dereliction of duty,
(4) commission of an action involving moral turpitude, or (5) commission of an action
                                                       -6F-
which constitutes intentional misconduct or a knowing violation of law if such action in either event results both in an improper substantial personal benefit and a material injury to the Corporation.

         (C) In the event of any increase or decrease in the authorized number of directors, the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors so as to maintain such classes as nearly equal as possible. No decreases in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

         6.16 Notwithstanding any other provisions of these Restated Articles of Organization or the By-laws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, these Restated Articles of Organization or the By-laws of the Corporation), the affirmative vote of 80% of the total number of votes of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class shall be required to amend or repeal, or to adopt any provision inconsistent with the purpose or intent of paragraphs 6.4, 6.9, 6.10 and 6.13 through 6.16 of Article 6 of these Restated Articles of Organization.













                                                       -6G-

*We further certify that the foregoing restated articles of organization effect no amendments to the articles of organization of the corporation as heretofore amended, except amendments to the following articles ....2,.3,.4.&.6............

 ................................................................................
(*If there are no such amendments, state "None")


                                    Briefly describe amendments in space below:

Article 2

         The language describing the purposes of the corporation has been revised to delete paragraphs (c) and (d). Said paragraphs (c) and (d) now appear as paragraphs 6.2 and 6.1 respectively of Article 6.

Article 3

         The amount of authorized capital stock of the corporation has been increased to an aggregate of (i) 12,000,000 shares of Common Stock, $.01 par value per share, and (ii) 1,000,000 shares of Preferred Stock, $1.00 par value per share.

Article 4

         The capitalization of the corporation has been amended so that the number of authorized shares of (i) Common Stock, $.01 par value per share, has been increased from 2,500,000 shares to 12,000,000 shares and (ii) Preferred Stock, $1.00 par value per share, has been increased from 250,000 shares to 1,000,000 shares.

         The voting rights that the Board of Directors may grant to any series of the Corporation's Preferred Stock, $1.00 par value per share, have been increased from one (1) vote per share to up to ten (10) votes per share.

         Paragraph 5 of the Certificate of Designation of Series A Cumulative Convertible Preferred Stock has been amended to clarify that converted shares revert to the status of authorized and undesignated, but unissued shares of the corporation's Preferred Stock, $1.00 par value per share.

Article 6

         New provisions have been added to Article 6 and some existing provisions have been revised. New provisions added, include but are not limited to, provisions relating to (i) stockholder action by written consent, (ii) interested transactions, (iii) a staggered board of directors, (iv) supermajority voting requirements to amend certain provisions of these Restated Articles of Organization and (v) the ability of the corporation's directors to consider special factors when evaluating corporate action.

     IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereto signed our names this 11th day of May in the year 19 92.


 ........................../S/ Mark S. Ain............................. President

 ........................../S/ Paul A. Lacy................................ Clerk